Exhibit 99.1

EQUIPMENT AND CORPORATE

INFRASTRUCTURE FUND FOURTEEN, L.P.

PORTFOLIO OVERVIEW

SECOND QUARTER

2011

Letter from the CEOs                                                                                                            As of August 29, 2011

Dear investor in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.:

We write to briefly summarize our activity for the second quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

On May 19, 2011, Fund Fourteen entered its operating period.  Fund Fourteen raised $257,646,987 in capital contributions commencing with our initial offering on May 18, 2009 through the closing of our offering on May 18, 2011.  As of June 30th, we had invested $161,522,2301 of capital, or 70.60% of capital available for investment, in business-essential equipment and corporate infrastructure.  We invested $51,147,437 in total equity in 20112.  Further, our distribution coverage ratio3 for the six months ended June 30, 2011 was 151.36%.  As of June 30th, Fund Fourteen maintained a leverage ratio of 1.16:14, which represents a substantial increase from the first quarter of 2011 relating to the $22,000,000 of subordinated non-recourse long term debt in connection with the two Aframax tankers, the Eagle Otome and the Eagle Subaru, and the two Very Large Crude Carriers, the Eagle Virginia and the Eagle Vermont.  The increase is also related to the $44,000,000 loan from DVB Bank and $9,000,000 of subordinated seller’s credit in connection with the purchase of the crude oil tanker vessel, the M/V Center.  Fund Fourteen collected 100%5 of all scheduled receivables due for the second quarter of 2011.

During the second quarter of 2011, we actively invested our capital in financings collateralized by business-essential equipment and corporate infrastructure.  Fund Fourteen purchased a crude oil tanker, the M/V Center, and bareboat chartered the tanker to a subsidiary of Geden Holdings Ltd. We also purchased telecommunications equipment and leased it to Global Crossing Telecommunications, Inc.

We believe that there will be many opportunities for us to continue to deploy our equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.
2	Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.
3	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
4	Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
5	Collections as of July 19, 2011

ICON Equipment and Corporate Infrastructure
Fund Fourteen, L.P.

Second Quarter 2011 Portfolio Overview

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) Portfolio Overview for the second quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

We raised $257,646,987 commencing with our initial offering on May 18, 2009 through the closing of our offering on May 18, 2011.

On May 18, 2011, we entered our operating period, during which time we anticipate continuing to invest our offering proceeds and cash generated from operations in business-essential equipment and corporate infrastructure.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our General Partner’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On April 13, 2011, our Investment Manager’s wholly-owned subsidiary participated in a $171,050,000 loan facility for the purpose of making a $20,124,000 secured term loan to Jurong Aromatics Corporation Pte. Ltd. (“Jurong Aromatics”).  The facility will be part of an approximately $2.3 billion financing of the construction and operation of a condensate splitter and aromatics complex on Jurong Island in Singapore (the “Jurong Complex”).  The loan will be made to Jurong Aromatics in two installments prior to February 29, 2012.  Interest on the loan will accrue at a rate of 14.25% per year until the earlier of October 31, 2014 and the completion of the Jurong Complex.  Following completion of the Jurong Complex, interest on the loan will accrue at rates ranging from 12.50% through 15.00%.  The loan will be payable on a semi-annual basis, with the first installment payable through July 16, 2019 and the second installment payable through January 16, 2021. In connection with this investment, we purchased a 50% interest in our Investment Manager’s subsidiary. The loan will be secured by a second priority security interest in all of Jurong Aromatics’ assets which include, among other things, all equipment, plant, and machinery associated with the Jurong Complex.  We paid an acquisition fee to our Investment Manager in the amount of approximately $2,138,000 relating to this transaction.

•
On June 9, 2011, we, through a joint venture owned 70.759% by us, purchased information technology equipment from Global Crossing Telecommunications, Inc. (“Global Crossing”) for approximately $6,359,000.  The equipment is subject to a thirty-six month lease with Global Crossing that commenced on July 1, 2011.  We paid an acquisition fee to our Investment Manager in the amount of approximately $187,000 relating to this transaction.

•
On June 21, 2011, we, through our wholly-owned subsidiary, purchased a crude oil tanker, the M/V Center, from Center Navigation Ltd. (“Center Navigation”), a wholly-owned subsidiary of Geden Holdings Limited (“Geden”), for $69,000,000.  The purchase price was comprised of $16,000,000 in cash, a non-recourse loan in the amount of $44,000,000, and $9,000,000 of subordinated seller’s credit.  The tanker is subject to a sixty month bareboat charter with Center Navigation that commenced on June 21, 2011.  All of Center Navigation’s obligations under the bareboat charter are guaranteed by Geden.  We paid an acquisition fee to our Investment Manager in the amount of $1,725,000 relating to this transaction.

•
On June 30, 2011, we amended the secured term loans with ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”) to, among other things, modify certain financial covenants.  In connection with the amendment, we received an amendment fee in the amount of approximately $58,000.

•
On July 15, 2011, we, through a joint venture owned 40.53% by us, amended the master lease agreement with Atlas Pipeline Mid-Continent, LLC (“Atlas”), to, among other things, fix the end of term purchase option to $7,500,000.  In connection with the amendment, we received an amendment fee in the amount of approximately $203,000.

•
On July 26, 2011, we made a secured term loan to Western Drilling Inc. and Western Landholdings, LLC (collectively, “Western Drilling”) in the aggregate amount of $9,465,000.  The loan is secured by, among other things, (i) a first priority security interest on all of Western Drilling’s existing and hereafter acquired assets, (ii) a first priority mortgage over real property located in Lea County, New Mexico, and (iii) a stock pledge of Western Drilling.  Interest on the loan accrues at a rate of 14% per year and is payable monthly in arrears for a period of sixty months.  All of Western Drilling’s obligations under the loan are personally guaranteed by their owners.  We paid an acquisition fee to our Investment Manager in the amount of approximately $237,000 relating to the Fund’s investment in this transaction.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of June 30, 2011, our portfolio consisted primarily of the following investments.

•
A 75% interest in two Aframax tankers, the Eagle Otome and the Eagle Subaru, and two Very Large Crude Carriers, the Eagle Virginia and the Eagle Vermont. The Eagle Otome and the Eagle Subaru were each acquired for a purchase price of $13,000,000, comprised of $4,000,000 in cash and $9,000,000 in a non-recourse loan.  The Eagle Otome and the Eagle Subaru are subject to thirty-six month bareboat charters with AET, Inc. Limited (“AET”).  The Eagle Virginia and the Eagle Vermont were each acquired for a purchase price of $72,000,000, comprised of $17,000,000 in cash and $55,000,000 in a non-recourse loan.  The Eagle Virginia and the Eagle Vermont are subject to one hundred twenty month bareboat charters with AET.  The obligations of AET under the bareboat charters are guaranteed by AET’s parent company, AET Tanker Holdings Sdn. Bhd.  On April 5, 2011, $22,000,000 of subordinated non-recourse long term debt was borrowed from an unaffiliated third-party related to this investment. The loan is for a period of sixty months and may be extended for an additional twelve months.

•
A 40.53% interest in Four Ariel natural gas driven gas compressors and four Ariel electric driven gas compressors (the “Compressors”) that were purchased for the aggregate amount of approximately $11,298,000.  The Compressors are subject to a forty-eight month lease with Atlas that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.

•
We, through our wholly-owned subsidiary, participated in a $96,000,000 loan facility by making second priority secured term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) in the amount of $14,400,000.  The proceeds from the loan were used for the purchase of two Aframax tanker vessels, the Shah Deniz and the Absheron (each, a “Palmali Vessel,” and collectively, the “Palmali Vessels”).  Interest on the loans accrues at a rate of 15.25% per year and is payable quarterly in arrears for a period of seventy-two months from the delivery date of each Palmali Vessel.  All of Ocean Navigation’s obligations are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited, and Ocean Holding Company Limited.

•
We participated in a $20,000,000 loan facility by making a first priority secured term loan to the ARAM Borrowers. We contributed $9,000,000 to make the loan.  The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM Borrowers analog seismic system equipment, and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans are payable monthly for a period of sixty months, beginning on August 1, 2009.

•
We participated in an $8,000,000 loan facility by making a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”).  We contributed $4,800,000 to make the loan.  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.  Interest on the loan accrues at a rate of 13% per year and is payable monthly in arrears for a period of forty-eight months.

•
A 3-layer blown film extrusion line and an eight color 48” – 52” flexographic printing press that was purchased from Exopack, LLC (“Exopack”) for the aggregate purchase price of approximately $6,376,000. The equipment is subject to sixty month leases with Exopack that expire on July 31, 2014 and September 30, 2014.  The obligations of Exopack are guaranteed by its parent company, Exopack Holding Corp.

•
The supramax bulk carrier vessels, Amazing and Fantastic, which were purchased from Amazing Shipping Ltd. (“ASL”) and Fantastic Shipping Ltd. (“FSL”), each a wholly-owned subsidiary of Geden, for the aggregate purchase price of $67,000,000.  The purchase price was comprised of $23,450,000 in cash and a non-recourse loan in the amount of $43,550,000.  The Amazing and Fantastic are subject to eighty-four month bareboat charters with ASL and FSL that commenced on October 1, 2010.  All of ASL’s and FSL’s obligations under the bareboat charters are guaranteed by Geden.

•
We made a senior secured term loan in the aggregate amount of approximately $9,860,000 to Northern Capital Associates XVIII, L.P. (“NCA XVIII”), Northern Capital Associates XV, L.P. (“NCA XV”), and Northern Capital Associates XIV, L.P. (“NCA XIV”), affiliates of Northern Leasing Systems, Inc. (“Northern Leasing”).  The loan is secured by (i) an underlying pool of leases for point of sale equipment of NCA XVIII, (ii) an underlying pool of leases for point of sale equipment of NCA XV, and (iii) an underlying pool of leases for point of sale equipment of NCA XIV.  Interest on the secured term loan accrues at a rate of 18% per year through September 15, 2014.  The obligations of NCA XVIII, NCA XV and NCA XIV are guaranteed by Northern Leasing.

•
Twenty-six (26) 2010 MCI J4500 motor coach buses (the “Buses”) that were purchased for the aggregate amount of approximately $10,370,000.  The Buses are subject to a sixty-month lease with Dillon's Bus Service, Inc. (“DBS”), Lakefront Lines, Inc. (“Lakefront”), and CUSA GCT, LLC (“CUSA GCT”) that commenced on June 1, 2010.  The obligations of DBS, Lakefront and CUSA GCT are guaranteed by Coach America Holdings, Inc. and CUSA, LLC.

•
We participated in an approximately $150,000,000 loan facility by making a secured term loan to Northern Crane Services Inc. (“Northern Crane”) in the aggregate amount of $15,000,000.  We contributed $5,250,000 to make the loan.  The loan is secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries, consisting of (i) lifting and transportation equipment such as all-terrain, crawler, rough terrain, carry deck/hydraulic, and boom truck cranes, heavy haul tractors, and multi-axle platform trailers, (ii) accounts receivable, (iii) any other existing or future assets owned by Northern Crane and its subsidiaries, and (iv) a pledge of the equity of Northern Crane and its subsidiaries.  Interest on the loan accrues at a rate of 15.75% per year and is payable quarterly in arrears for a period of fifty-four months beginning on October 1, 2010.  With the final payment, Northern Crane will make a one-time balloon payment in the aggregate amount of 32.50% of the outstanding loan amount.  All of Northern Crane’s and its subsidiaries’ obligations under the loan are guaranteed by their ultimate parent company, NC Services Group Ltd. and its subsidiaries.

•
We participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”), in the amount of £5,800,000.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited.  Interest on the loan accrues at a rate of 20% per year and the loan will be amortized to a balloon payment of 15% at the end of the term.  The loan is payable monthly in arrears for a period of thirty-three months, which began on January 1, 2010.

•
Information technology equipment that is subject to lease with Global Crossing.  The equipment was purchased for approximately $8,452,000 and is subject to a thirty-six month lease with Global Crossing that commenced on March 1, 2011.

•
A 90.92% interest in a joint venture that owns telecommunications equipment that is subject to various leases with Global Crossing.  The equipment was purchased for approximately $5,323,000, $2,140,000, and $4,300,000 and their respective leases are set to expire on September 30, 2012, November 30, 2012, and February 28, 2013.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a Commercial Loan Agreement (the “Loan Agreement”) with California Bank & Trust (“CB&T”). The Loan Agreement provides for a revolving line of credit of up to $15,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien, as defined in the Loan Agreement.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that neither interest rate is permitted to be less than 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.  At June 30, 2011, there were no obligations outstanding under the Facility.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager, and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

We pay our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our General Partner or its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles.

In addition, we reimburse our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests are sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.  Accordingly, our General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred.  These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering, and distributing our limited partnership interests to the public.  Our General Partner also has a 1% interest in our profits, losses, cash distributions, and liquidation proceeds.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations, and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner in the amount of $47,298 and $87,209 for the three and six months ended June 30, 2011, respectively.  Additionally, our General Partner’s interest in our net (loss) income was ($18,510) and $2,174 for the three and six months ended June 30, 2011, respectively.

Fees and other expenses paid or accrued by us to our General Partner or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2011	2010	2011	2010
ICON Capital Corp.	Investment Manager	Organizational and offering
		expense reimbursements (1)	$214,071	$453,374	$273,438	$656,787
ICON Securities Corp.	Dealer-Manager	Underwriting fees (2)	933,757	956,237	1,877,234	1,850,567
ICON Capital Corp.	Investment Manager	Acquisition fees (3)	4,050,184	1,735,500	7,541,296	2,480,832
ICON Capital Corp.	Investment Manager	Management fees (4)	480,542	129,460	816,728	208,071
ICON Capital Corp.	Investment Manager	Administrative expense
		reimbursements (4)	2,162,386	1,602,823	3,355,347	2,543,400
			$7,840,940	$4,877,394	$13,864,043	$7,739,657

(1) Amount capitalized and charged to partners' equity.
(2) Amount charged directly to partners' equity.
(3) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(4) Amount charged directly to operations.

At June 30, 2011, we had a net payable of $2,344,152 due to our General Partner and its affiliates that primarily consisted of acquisition fees of $1,725,000.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets

	June 30,
	2011	December 31,
	(unaudited)	2010
Cash and cash equivalents	$70,313,721	$64,317,006
Net investment in finance leases	152,534,132	71,533,752
Leased equipment at cost (less accumulated depreciation of
$9,591,524 and $4,116,560, respectively)	189,820,835	20,690,799
Notes receivable	40,324,076	33,253,709
Investments in joint ventures	3,635,042	14,329,717
Other assets, net	13,187,517	5,857,750

Total Assets	$469,815,323	$209,982,733

Liabilities and Equity

Liabilities:
Non-recourse long-term debt	$231,311,184	$42,642,708
Derivative instruments	4,830,947	-
Deferred revenue	4,132,268	2,275,342
Due to General Partner and affiliates	2,344,152	700,073
Accrued expenses and other liabilities	9,251,996	1,899,867

Total Liabilities	251,870,547	47,517,990

Commitments and contingencies

Equity:
Partners’ Equity (Deficit):
Limited Partners	211,687,585	161,777,674
General Partner	(185,067)	(100,032)

Total Partners’ Equity	211,502,518	161,677,642

Noncontrolling Interests	6,442,258	787,101

Total Equity	217,944,776	162,464,743

Total Liabilities and Equity	$469,815,323	$209,982,733

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Finance income	$4,297,668	$623,559	$8,243,042	$834,032
Rental income	7,994,863	1,368,412	9,694,654	2,444,161
Income from investments in joint ventures	154,718	643,384	300,828	1,310,880
Other income	83,477	41,093	259,956	63,954

Total revenue	12,530,726	2,676,448	18,498,480	4,653,027

Expenses:
Management fees	480,542	129,460	816,728	208,071
Administrative expense reimbursements	2,162,386	1,602,823	3,355,347	2,543,400
General and administrative	569,200	323,495	937,659	564,502
Depreciation and amortization	4,712,627	931,357	6,074,275	1,637,200
Interest	2,504,735	-	3,103,865	-
Loss on financial instruments	4,811,119	-	4,811,119	-

Total expenses	15,240,609	2,987,135	19,098,993	4,953,173

Net loss	(2,709,883)	(310,687)	(600,513)	(300,146)

Less: Net (loss) income attributable to noncontrolling interests	(858,914)	26,730	(817,905)	26,730

Net (loss) income attributable to Fund Fourteen	$(1,850,969)	$(337,417)	$217,392	$(326,876)

Net (loss) income attributable to Fund Fourteen allocable to:
Limited Partners	$(1,832,459)	$(334,043)	$215,218	$(323,607)
General Partner	(18,510)	(3,374)	2,174	(3,269)

	$(1,850,969)	$(337,417)	$217,392	$(326,876)

Weighted average number of limited
partnership interests outstanding	247,140	117,468	227,896	101,202

Net (loss) income attributable to Fund Fourteen
per weighted average limited partnership
interest outstanding	$(7.41)	$(2.84)	$0.94	$(3.20)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Partners' Equity

	Partners' Equity
	Limited			Total
	Partnership	Limited		Partners'	Noncontrolling	Total
	Interests	Partners	General Partner	Equity	Interest	Equity
Balance, December 31, 2010	192,774	$161,777,674	$(100,032)	$161,677,642	$787,101	$162,464,743

Net income	-	2,047,677	20,684	2,068,361	41,009	2,109,370
Repurchase of limited partnership interests	(35)	(29,031)	-	(29,031)	-	(29,031)
Proceeds from sale of limited partnership interests	33,599	33,326,751	-	33,326,751	-	33,326,751
Sales and offering expenses	-	(3,620,097)	-	(3,620,097)	-	(3,620,097)
Cash distributions	-	(3,951,230)	(39,911)	(3,991,141)	(97,311)	(4,088,452)
Investment by noncontrolling interest	-	-	-	-	12,191,868	12,191,868

Balance, March 31, 2011 (unaudited)	226,338	189,551,744	(119,259)	189,432,485	12,922,667	202,355,152

Net loss	-	(1,832,459)	(18,510)	(1,850,969)	(858,914)	(2,709,883)
Repurchase of limited partnership interests	(30)	(24,467)	-	(24,467)	-	(24,467)
Proceeds from sale of limited partnership interests	32,524	32,346,782	-	32,346,782	-	32,346,782
Sales and offering expenses	-	(3,671,498)	-	(3,671,498)	-	(3,671,498)
Cash distributions	-	(4,682,517)	(47,298)	(4,729,815)	(5,621,495)	(10,351,310)

Balance, June 30, 2011 (unaudited)	258,832	$211,687,585	$(185,067)	$211,502,518	$6,442,258	$217,944,776

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(600,513)	$(300,146)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Finance income	(4,703,287)	(218,304)
Income from investments in joint ventures	(300,828)	(1,310,880)
Depreciation and amortization	6,074,275	1,637,200
Interest expense from amortization of debt financing costs	189,589	-
Interest expense, other	26,857
Other financial gain	(114,894)	-
Loss on financial instruments	4,811,119	-
Loss on partial sale of interests in joint ventures	-	25,045
Changes in operating assets and liabilities:
Collection of finance leases	7,329,750	541,574
Other assets, net	(8,068,672)	(2,058,464)
Accrued expenses and other liabilities	366,255	1,500,967
Deferred revenue	1,812,044	862,502
Due to General Partner and affiliates	1,627,867	89,567
Distributions from joint ventures	300,828	1,198,271

Net cash provided by operating activities	8,750,390	1,967,332

Cash flows from investing activities:
Purchase of equipment	(79,564,939)	(15,013,976)
Investment in joint venture	-	(151,937)
Distributions received from joint ventures in excess of profits	182,704	821,906
Investment in joint ventures by noncontrolling interest	-	1,350,000
Investment in note receivable	-	(10,236,727)
Repayment on notes receivable	3,012,046	227,158

Net cash used in investing activities	(76,370,189)	(23,003,576)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	22,000,000	-
Repayments of non-recourse long-term debt	(5,331,524)	-
Sale of limited partnership interests	65,673,533	63,945,009
Sales and offering expenses paid	(6,166,877)	(6,099,758)
Deferred charges	(257,226)	(438,741)
Investment by noncontrolling interest	12,191,868	1,000,000
Distributions to noncontrolling interest	(5,718,806)	(97,311)
Cash distributions to partners	(8,720,956)	(3,635,445)
Repurchase of limited partnership interest	(53,498)	-

Net cash provided by financing activities	73,616,514	54,673,754

Net increase in cash and cash equivalents	5,996,715	33,637,510
Cash and cash equivalents, beginning of the period	64,317,006	27,074,324

Cash and cash equivalents, end of the period	$70,313,721	$60,711,834

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2011	2010

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$2,739,086	$-

Supplemental disclosure of non-cash investing and financing activities:

Organizational and offering expenses due to Investment Manager	$22,571	$218,046
Sales commissions due to third parties	$-	$54,935
Organizational and offering expenses charged to equity	$1,124,718	$550,555
Equipment purchased with non-recourse long-term debt paid directly by lender	$172,000,000	$-
Exchange of noncontrolling interest in investment in joint ventures for notes receivable	$10,450,296	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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